UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2018
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD

PayPal Holdings, Inc. (“PayPal,” or the “Company”) continues to evolve its business through strategic partnerships, new products and acquisitions. Due to the diversification of PayPal’s products and services, we have updated our definitions of "active accounts" and "total payment volume (TPV)" to capture these and future changes expected in our business. The updated definitions and a description of the changes are presented below. Prior period metric results will be revised to conform to the new definitions beginning with the Company’s Form 10-Q for the quarterly period ended March 31, 2018. These changes will not impact total revenue, operating income or earnings per share previously filed by the Company with the Securities and Exchange Commission.

Active Accounts: An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction through our Payments Platform, not including gateway-exclusive transactions, within the past 12 months.

The definition of active accounts has been expanded to include payments made or outstanding balances held on our co-branded credit card program. The definition has also been expanded to include accounts from our platform access partners. A platform access partner is a third party whose customers are provided access to PayPal’s Payments Platform through such third party’s login credentials. This expanded definition captures uniquely identifiable accounts for which PayPal receives economic benefits for completed transactions processed on behalf of customers who have established a relationship with PayPal.

Total Payment Volume: The value of payments, net of reversals, successfully completed through our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions. The definition of TPV has been expanded to include PayPal’s diversification into new partner payment solutions such as certain tokenized transactions and contextual commerce which expand the Company’s opportunities for growth.

The revised definition will also capture TPV from our merchant debit card program. Due to its inclusion in TPV, revenues from these transactions will be reclassified from “other value added services revenue” to “transaction revenues” with no change to “total net revenues.”

These revisions will also impact previously reported results for other non-financial key performance metrics, including number of payment transactions and payment transactions per active account. The following tables present the impact from the revisions to the definitions of active accounts and TPV as previously reported:

	Year Ended December 31, 2017
	(unaudited, in millions, except payment transactions per active)
	As Reported	Adjustments	Revised	Percent Increase / (Decrease)
Active accounts	227	2	229	1%
Total payment volume	451,265	4,914	456,179	1%
Number of payment transactions	7,606	163	7,769	2%
Payment transactions per active account (1)	33.6		34.0	1%

Transaction revenues	$11,402	99	$11,501	1%
Other value added services	1,692	(99)	1,593	(6)%
Total net revenues	$13,094	—	$13,094
(1) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12 month period, divided by active accounts at the end of the period.

	Year Ended December 31, 2016
	(unaudited, in millions, except payment transactions per active)
	As Reported	Adjustments	Revised	Percent Increase / (Decrease)
Active accounts	197	2	199	1%
Total payment volume	354,014	5,914	359,928	2%
Number of payment transactions	6,129	166	6,295	3%
Payment transactions per active account (1)	31.1		31.6	2%

Transaction revenues	$9,490	95	$9,585	1%
Other value added services	1,352	(95)	1,257	(7)%
Total net revenues	$10,842	—	$10,842
(1) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12 month period, divided by active accounts at the end of the period.

	Year Ended December 31, 2015
	(unaudited, in millions, except payment transactions per active)
	As Reported	Adjustments	Revised	Percent Increase / (Decrease)
Active accounts	179	2	181	1%
Total payment volume	281,764	6,274	288,038	2%
Number of payment transactions	4,928	159	5,087	3%
Payment transactions per active account (1)	27.5		28.1	2%

Transaction revenues	$8,128	89	$8,217	1%
Other value added services	1,120	(89)	1,031	(8)%
Total net revenues	$9,248	—	$9,248
(1) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12 month period, divided by active accounts at the end of the period.

Revised quarterly results reflecting the updated metric definitions, including reconciliations, are available on the Company’s investor relations website at https://investor.paypal-corp.com/financial_history.cfm

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: April 10, 2018	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary